      HERITAGE CAPITAL APPRECIATION TRUST
77.0. Transactions effected pursuant to Rule 10F3.
                                                                                          SECURITIES
                                                DATE OFFERING      PURCHASE               ACQUIRED       AMOUNT      TOTAL
     SECURITY:               DATE OF PURCHASE:  COMMENCED:         PRICE:    COMMISSION:  FROM:          PURCHASED:  OFFERING:
    3 United Parcel Service  November 09, 1999  November 09, 1999  50.00    $0.93        Morgan Stanley $1,851,000  $5,470,000,000
                                                                                         Dean Witter